UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2020

First Citizens BancShares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16715	56-1528994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Six Forks Road	Raleigh	North Carolina	27609
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (919) 716-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, Par Value $1	FCNCA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On March 5, 2020, First Citizens BancShares, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), among the Company, as issuer, the Company’s wholly-owned subsidiary First-Citizens Bank & Trust Company (“FCB”), and Piper Sandler & Co., as representative of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to sell, and the Underwriters agreed to purchase, subject to and upon the terms and conditions set forth therein, an aggregate of 12,000,000 depositary shares, each representing a 1/40th interest in a share of the Company’s 5.375% Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share (the “Series A preferred stock”), with a liquidation preference of $25 per depositary share (equivalent to $1,000 per share of Series A preferred stock). The net proceeds to the Company from the offering are expected to be approximately $295.85 million, after deducting underwriting discounts and commissions and estimated offering expenses. The Company has granted to the Underwriters an option, exercisable for 30 days, to purchase up to an additional 1,800,000 depositary shares, at the public offering price less the underwriting discount, to cover overallotments, if any. The Company intends to use the net proceeds of the offering for general corporate purposes. The offering is expected to be completed on March 12, 2020.

The offering is being made pursuant to the Company’s Registration Statement on Form S-3 dated February 26, 2020 (File No. 333-236647), as supplemented by the prospectus supplement, dated March 5, 2020, filed with the Securities and Exchange Commission on March 6, 2020. The Underwriting Agreement includes customary representations, warranties, covenants, indemnification rights, and termination provisions. The representations, warranties, and covenants contained in the Underwriting Agreement (i) were made only for purposes of the Underwriting Agreement and as of specific dates; (ii) were solely for the benefit of the parties to the Underwriting Agreement; and (iii) are not representations of factual information to investors about the Company or its subsidiaries, including FCB.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits. The following exhibits accompany this report.

Exhibit No.	Description

1.1
Underwriting Agreement, dated March 5, 2020, by and among First Citizens BancShares, Inc., First-Citizens Bank & Trust Company, and Piper Sandler & Co., as representative of the several underwriters named therein

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Citizens BancShares, Inc.
(Registrant)

Date:	March 6, 2020	By: /s/ Craig L. Nix
Craig L. Nix
Chief Financial Officer